Exhibit 10.15

THIRD AMENDMENT TO THE CREDIT AGREEMENT

This THIRD AMENDMENT TO THE CREDIT AGREEMENT (this “Third Amendment”) is made and entered into effective as of Sept 29, 2009, by and between GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank (“Lender”). This Third Amendment amends the Master Amended and Restated Credit Agreement between Borrower and Lender (the “Master Agreement”) as supplemented by the First Supplement to the Master Amended and Restated Credit Agreement (the “First Supplement”), the Second Supplement to the Master Amended and Restated Credit Agreement (the “Second Supplement”), and the Third Supplement to the Master Amended and Restated Credit Agreement (the “Third Supplement”), each dated as of November 14, 2006, and as amended by that certain First Amendment to the Credit Agreement dated as of August 1, 2007, and the that certain Second Amendment to the Master Credit Agreement (“Second Amendment”)dated as of May 21, 2009 (as the same may be amended, restated, or otherwise modified from time to time, collectively known as the “Credit Agreement.”).

RECITALS:

WHEREAS, Lender has made certain loans and other credit accommodations available to Borrower under the original Credit Agreement; and

WHEREAS, Borrower and Lender desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.             Definitions.  Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.  Definitions in this Amendment control over inconsistent definitions in the Credit Agreement, but only to the extent the defined terms apply to the subject matter of this Amendment.  Definitions set forth in the Credit Agreement control for all other purposes.

2.             Consent to Investment.  Subject to the conditions provided herein, and further subject to amendment of the terms of the Credit Agreement as provided herein, Lender hereby consents to Borrower’s investment of up to $1,500,000 in Guardian Energy, LLC, a Delaware limited liability company (“Guardian”).  For the avoidance of doubt, Borrower’s maximum $1,500,000 investment in Guardian includes any funds Borrower receives from Guardian Eagle, LLC as a disbursement or otherwise.  Borrower shall not commit, by agreement or otherwise, to maintain any specified minimum level of cash or equity in Guardian.  Schedule 6.04(a) is amended and restated as set forth on the attached Schedule 6.04(a).

3.             Termination of Deferral Period.  Paragraph 6 of the Second Amendment is hereby rescinded and the Deferral Period stated therein is hereby terminated.  Nothing in Paragraph 6 of the Second Amendment shall be given further force or effect whatsoever.  Repayment of the 2006 Expansion Loan shall resume as provided under the terms of the Credit Agreement in effect immediately prior to effectiveness of the Second Amendment..

4.             Effectiveness; Conditions Precedent; Covenants.  This Third Amendment will become effective upon (i) payment by Borrower of all deferred principal payments originally due and payable on June 1, 2009, July 1, 2009, August 1, 2009, and September 1, 2009, (ii) the delivery to Lender, in form and substance satisfactory to Lender, of a counterpart of this Third Amendment; and (ii) Lender’s receipt of all amounts due and payable on or prior to the date hereof and all other fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender.

5.             Representations; Events of Default.  In order to induce Lender to execute this Third Amendment, Borrower, as of the date of this Third Amendment, hereby:  (a) makes and renews the representations and warranties contained in Article III of the Master Agreement, and (b) certifies to Lender that there are no existing Defaults or Events of Default.

6.             General.  On and after the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Loan Documents to the Credit Agreement, will mean the Credit Agreement as amended by this Third Amendment.  The Credit Agreement, as so amended, is and will continue to be in full force and effect and it and the other Loan Documents are hereby ratified and confirmed in all respects.

7.             Counterpart Signatures.  This Third Amendment may be executed by each party in one or more counterparts, each of which will be deemed an original and all of which taken together constitute one binding document.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:		BORROWER:

HOME FEDERAL SAVINGS BANK		GOLDEN GRAIN ENERGY, LLC

By:	/s/ Eric Oftedahl	By:	/s/ Walter Wendland
Name:	Eric Oftedahl	Name:	Walter Wendland
Title:	Vice President	Title:	President

Schedule 6.04(a)

Investments

1.             The Borrower has a $605,000 investment in Renewable Products Marketing Group.

2.             The Borrower has a $4,000,000 investment in Absolute Energy, LLC.

3.             The Borrower has a $5,000,000 investment in Homeland Energy Solutions.

4.             The Borrower has a $1,500,000 investment in Guardian Energy, LLC.